Exhibit 10.36

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3

TO

SALES REPRESENTATIVE AGREEMENT

This Amendment No. 3 to Sales Representative Agreement is made and entered into effective as of September 15, 2003 by and between OrthoLogic Corp., a Delaware corporation, with its principal place of business at 1275 West Washington Street, Tempe, AZ 85281 (“OrthoLogic”), and DePuy AcroMed, Inc., an Ohio corporation, with its principal place of business at 325 Paramount Drive, Raynham, MA 02767 (“DePuy AcroMed”).

WHEREAS, OrthoLogic and DePuy AcroMed are parties to a Sales Representative Agreement, dated August 18, 2000, as amended on August 1, 2001 and March 1, 2002  (as amended, the “Agreement”), under which OrthoLogic appointed DePuy AcroMed as its exclusive sales representative to sell OrthoLogic’s SpinaLogic bone growth stimulation product, as set forth in Section 1.8 of the Agreement;

WHEREAS, the Parties wish to alter their obligations under the Agreement so that OrthoLogic will be responsible for following up with prescribing physicians to obtain certain supporting documentation needed for sales of the Products;

WHEREAS, the Parties wish to change the commission rate to be paid to DePuy AcroMed on the sales of Products to reflect the decrease in the obligations of DePuy AcroMed under the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

2.                                       Section 5.2 of the Agreement is hereby amended by adding the following language after the first sentence:

In addition, from and after January 1, 2004, OrthoLogic will be responsible for obtaining the necessary supporting documents for billing as provided in Section 8.1 hereof.

3.                                       The first sentence of Section 5.6 of the Agreement is amended and restated to read in its entirety as follows:

OrthoLogic shall maintain adequate and competent personnel to manufacture, store and deliver, obtain supporting documents as provided in Section 8.1 hereof, perform patient fitting, and prepare invoices and any other manufacturer-generated materials necessary to enable OrthoLogic to invoice purchasers and third-party payers in connection with the sale of Products, and such manufacture, storage, sales, collection of supporting documents, delivery, patient fitting and invoices shall be undertaken and effected in a manner that does not violate any applicable federal, state or foreign laws and regulations, and otherwise, in a manner that is in accordance with the provisions of OrthoLogic’s Corporate Compliance Program.

4.                                       The first sentence of Section 6.9 of the Agreement is hereby amended and restated, effective January 1, 2004, to read in its entirety as follows:

DePuy AcroMed or its employees and Distributors shall provide from the treating physician or direct the treating physician or the physician’s staff to provide directly to OrthoLogic a written prescription order form for the purchase of the Products.

5.                                       Section 8.1 of the Agreement is hereby amended and restated, effective January 1, 2004, to read in its entirety as follows:

OrthoLogic shall be responsible for processing all U.S. orders for Products once a valid prescription order form is obtained from a physician by DePuy AcroMed.  This processing by OrthoLogic includes commercially reasonable efforts to obtain all necessary supporting documents, the prior authorization of the prescription with the patient’s insurance company and the generation of any additional paperwork required to process the prescription for payment.

In addition, there is added at the end of Section 8.1 the following language:

It is understood that from time to time OrthoLogic may elect to employ one or more independent contractors to perform portions of its obligations under this Agreement as deemed appropriate by OrthoLogic, including any required follow up with prescribing physicians to obtain supporting documents, and that such independent contractors shall be acting solely on behalf of OrthoLogic when obtaining such supporting documents even though such independent contractors may be persons or entities with which or whom DePuy also has an independent contractor relationship, including Distributors.

6.                                       Section 12.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

Subject to the last sentence of this Section 12.2 and to Section 12.2.1, OrthoLogic will pay to DePuy AcroMed the commissions at the rates set forth below on sales of Products during the indicated periods:

Period	Commission, as a percentage of Net Sales Price, for all sales up to and including the applicable annual Sales Quota	Commission, as a percentage of Net Sales Price, for all sales during a year in excess of the applicable annual Sales Quota
Effective date of this Amendment No. 3 through September 30, 2003	***%	***%
October 1, 2003 through December 31, 2003	***%	***%
From and after January 1, 2004	***%	***%

***.

Section 12.2.1 shall remain in effect without change.

7.                                       Section 14.1 of the Agreement is amended by deleting “or” after clause (f) and by adding the following language to the end of the Section:

; or (h) to the extent arising from the action of any independent contractor of OrthoLogic, who or which also is an independent contractor of DePuy AcroMed, in the course of performing services on behalf of OrthoLogic in connection with this Agreement, provided that the indemnity in this clause (h) shall not apply to any Damages arising from any action or inaction of an independent contractor of DePuy AcroMed in the course of performing services on behalf of DePuy AcroMed or pursuant to any agreement with DePuy AcroMed.

8.                                       Section  20.3 of the Agreement is amended by deleting the notice copy address for OrthoLogic’s counsel and adding the following language:

with a copy to:	Quarles & Brady LLP
Two North Central Avenue
Phoenix, Arizona 85004
Attention: Steven P. Emerick
Facsimile No. 602-417-2980

***Certain information on this page has been filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.                                       Except as amended hereby, all provisions and terms of the Agreement shall remain in full force and effect.

ORTHOLOGIC CORP.		DEPUY ACROMED, INC.

Name:	(signature illegible)	Name:	(signature illegible)

Title:	Senior Vice President	Title:	VP, Sales

Date:	9/15/03	Date:	9/16/03